Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wellman, Inc. Deferred Compensation and Restricted Stock Plan and in the related Prospectus of our report dated February 12, 1997, with respect to the consolidated financial statements and schedules of Wellman, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Charlotte, North Carolina
March 9, 1998